EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2005 relating to the financial statements as of December 31, 2004 and for the period from July 19, 2004 through December 31, 2004 of Universal Food & Beverage Company which appears in the Registrant’s Current Report on Form 8-K/A filed with the Commission on May 17, 2005.

BDO SEIDMAN, LLP

Chicago, IL
October 12, 2005